UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2014

Commission file number 000-54072

China Ginseng Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-3348253
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1562 Jie Fang Great Road 16 FL Zhongji Building, Suite 1062-1063 Nanguan District, Changchun City, China	130022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone (01186) 43185790039

–––––––––––––––– Copies to: Hunter Taubman Weiss LLP 130 w. 42nd Street, Suite 1050 New York, NY 10036 Tel: 212-732-7184
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 16, 2014, the Board of Directors of China Ginseng Holdings, Inc. ( the “Company” or “we”, “us”) concluded that the unaudited condensed consolidated financial statements for the three and six month periods ended December 31, 2013 contained in our Form 10-Q originally filed on February 14, 2014 should no longer be relied upon due to errors in connection with an overstated depreciation expense by $97,609 for the six months ended December 31, 2013. In connection with the preparation of our condensed consolidated financial statements as of and for the nine months ended March 31, 2014, we reviewed the depreciation of machinery and equipment acquired during the nine months ended March 31, 2014 and determined that depreciation expense was overstated by $97,609 for the six months ended December 31, 2013. This error impacted property and equipment (net) and total assets in consolidated balance sheet as well as costs and expenses and net loss in the consolidated statements of operations. These errors were considered material to the consolidated financial statements.

Subsequently, our Board of Directors discussed this matter with our independent registered public accounting firm, Cowan, Gunteski & Co., P.A., and decided to restate the unaudited condensed consolidated financial statements for the three and six month periods ended December 31, 2013 to correctly record the depreciation expense during such periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

China Ginseng Holdings, Inc.

Date: May 20, 2014	By:	/s/ Liu Changzhen
Liu Changzhen, Chairman of the Board